UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2011

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d) Appointment of Anand Vadapalli to the board of directors

On February 20, 2011, the board of directors of Alaska Communications Systems Group, Inc., a Delaware corporation (the "Company"), appointed Anand Vadapalli, President and CEO of the Company, to fill the vacant seat on the Company’s board of directors. Mr. Vadapalli’s term will expire at the Company’s Annual Meeting of Shareholders in 2011, subject to reelection by the Company’s shareholders at such time. Pursuant to the terms of Mr. Vadapalli’s Employment Agreement, described in more detail below, Mr. Vadapalli will be nominated and recommended annually by the board of directors for re-election as a director as long as he continues to serve as President and CEO. The Employment Agreement also provides that upon termination of his service as President and CEO for any reason, Mr. Vadapalli will promptly resign from the board of directors.

Prior to his appointment as the Company’s President and CEO, Mr. Vadapalli, 45, served as the Company’s Executive Vice President and Chief Operations Officer since October 2009. Mr. Vadapalli previously served as the Company’s Executive Vice President of Operations and Technology from December 2008 to October 2009. From 2006 to 2008, he was the Company’s Senior Vice President, Network and Information Technology.

e) Employment Agreement between the Registrant and Anand Vadapalli

On February 21, 2011, the Company and Anand Vadapalli entered into an Employment Agreement (the "Employment Agreement"). Set forth below is a brief description of the terms of the Employment Agreement and the amounts payable to Mr. Vadapalli thereunder. This general description is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Term: The Employment Agreement is effective as of February 1, 2011 and remains in effect until January 31, 2014, and it automatically extends for successive one-year periods thereafter, absent notice of termination by either party.

Position and Title: Mr. Vadapalli will serve ACS as the President and Chief Executive Officer ("CEO") of the Company. He shall also serve as a director on the Company’s Board of Directors.

Base Salary: Mr. Vadapalli shall receive an annual base salary of not less than $450,000.

Annual Cash Incentive: Mr. Vadapalli is eligible for a target annual cash incentive payment of not less than his base salary, with the actual amount to be paid each year determined annually by the Compensation and Personnel Committee of the Board ("Committee") based on his achievement of annual performance objectives to be set by the Committee.

Equity Incentive: Mr. Vadapalli is eligible to receive annual equity grants, which are to be guided by the principle that annual equity grants should not be less than twice the value of Mr. Vadapalli’s annual base salary. The specific quantity and type of equity grants (as well as the terms and conditions and vesting schedule for equity grants) shall be determined annually by the Committee. Mr. Vadapalli’s grants are subject to the Company’s minimum equity holding policies, as in effect from time to time.

Other Benefits: Other benefits include paid-time off, participation in the Company’s health and welfare plans, 401(k) retirement investment plan, employee stock purchase plan, pension plan, and reimbursement for legal fees of up to twenty thousand dollars ($20,000) associated with the negotiation of the Employment Agreement.

Post-Termination Payments: Upon a termination by the Company without cause or by Mr. Vadapalli for good reason (both "cause" and "good reason" as defined in the Employment Agreement), Mr. Vadapalli is entitled to post-termination benefits as follows: (i) a lump sum cash payment equal two (2) times his base salary; (ii) any unpaid bonus from the previously completed fiscal year and a pro rata bonus for the year of termination; (iii) continued vesting of equity awards made subsequent to the date of the Employment Agreement prorated based on the achievement of established performance objectives, if applicable to the award, as of the date of termination of Mr. Vadapalli’s employment; (v) payments equal to the amount of COBRA premiums for up to one (1) year; and (vi) reimbursement of up to fifty thousand dollars ($50,000) for relocation expenses and up to fifty thousand dollars ($50,000) for realtor commissions associated with the sale of the his principal residence (expressly excluding any loss on sale of the residence). The foregoing benefits are subject to additional terms and conditions set forth in the Employment Agreement.

Changes of Control: If Mr. Vadapalli’s employment is terminated without cause or he resigns for good reason within four (4) months before or two (2) years after a Change in Control event (as defined in the Employment Agreement), the Employment Agreement provides for (i) a lump sum cash payment equal to twice the amount of the base salary component of severance provided in the case of a termination without cause or resignation for good reason; (ii) any unpaid bonus from the previously completed fiscal year and a pro rata bonus for the year of termination; (iii) accelerated vesting of equity awards made subsequent to the date of the Employment Agreement; (v) payments equal to the amount of COBRA premiums for up to twenty-four (24) months; and (vi) reimbursement of up to $50,000 for relocation expenses and up to fifty thousand dollars ($50,000) for realtor commissions associated with the sale of the his principal residence (expressly excluding any loss on sale of the residence). The foregoing benefits are subject to additional terms and conditions set forth in the Employment Agreement.

The Employment Agreement also contains a "clawback" provision that generally requires Mr. Vadapalli to return to the Company any cash incentive, bonus payment, equity award or other specified amounts that were based on Company financial results later found to require an accounting restatement under applicable laws.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between Alaska Communications Systems Group, Inc., and Anand Vadapalli entered into on February 21, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

February 22, 2011	By:	/s/Leonard A. Steinberg

Name: Leonard A. Steinberg
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Alaska Communications Systems Group, Inc., and Anand Vadapalli entered into on February 21, 2011.